EXHIBIT 10.3

AMENDMENT NO. 1

AMENDMENT NO. 1 (this “Amendment”), dated as of July 12, 2010, to that certain Credit Agreement, dated as of May 24, 2010 (the “Credit Agreement”; capitalized terms used herein and not defined shall have the meaning set forth in the Credit Agreement), among Wendy’s/Arby’s Restaurants, LLC, a Delaware limited liability company (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer, Citicorp North America, Inc. as Syndication Agent and L/C Issuer and Wells Fargo Bank, National Association, as Documentation Agent and L/C Issuer.

W I T N E S S E T H :

WHEREAS, pursuant to the last paragraph of Section 10.01 of the Credit Agreement, the Borrower and the Administrative Agent may amend any Loan Document pursuant to an agreement entered into by the Borrower and the Administrative Agent solely to cure a defect or error.

WHEREAS, the Borrower and the Administrative Agent agree to amend the Credit Agreement pursuant to such paragraph in order to cure an error in Section 7.06(e) of the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE - Amendments.  Subject to the satisfaction of the conditions set forth in Section Two hereof, Section 7.06(e) of the Credit Agreement is hereby amended by adding the words “per annum” after the words “up to $0.06” and before the words “per share of common stock”.

SECTION TWO - Conditions to Effectiveness.  This Amendment shall become effective when, and only when, the Administrative Agent shall have (x) received a counterpart of this Amendment executed by the Borrower and (y) executed a counterpart of this Amendment.  The effectiveness of this Amendment (other than Sections Five, Six and Seven hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section Three hereof.

SECTION THREE - Representations and Warranties; Covenants.  The Borrower represents and warrants to the Administrative Agent that both before and after giving effect to this Amendment, (x) no Default has occurred and is continuing; and (y) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document that has been furnished at any time under or in connection with any Loan Document, are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) as of such earlier date, and except that, the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively.

SECTION FOUR - Reference to and Effect on the Credit Agreement.  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended or waived by this Amendment.  The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations of the Loan Parties under the Loan Documents.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.

SECTION FIVE - Costs, Expenses and Taxes.  The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP) in accordance with the terms of Section 10.04 of the Credit Agreement.

SECTION SIX - Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION SEVEN - Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

WENDY’S/ARBY’S RESTAURANTS, LLC

By:	/s/ Daniel T. Collins
Name:	Daniel T. Collins
Title:	Senior Vice President

[Amendment No. 1]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Angelo Maragos
Name:	Angelo Maragos
Title:	Vice President

[Amendment No. 1]